UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2023

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

DE	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Kennedy Blvd.		33602
Suite 2500
Tampa,	FL
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MOS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 18, 2023, as part of an internal reorganization, the Board of Directors (the "Board") of The Mosaic Company (“Mosaic”), effective as of November 1, 2023, appointed Clint C. Freeland to the position of Executive Vice President and Chief Financial Officer and removed Mr. Freeland from his current position as Senior Vice President and Chief Financial Officer. In his new position, Mr. Freeland's responsibilities will continue to include Mosaic's financial and IT/cybersecurity management in addition to Mosaic's strategic planning. Based on the responsibilities associated with Mr. Freeland’s new role, the Compensation and Human Resources Committee of the Board, effective upon the date of Mr. Freeland's election as Mosaic’s Executive Vice President and Chief Financial Officer, increased his annual base salary from $760,000 to $800,000 and approved a one-time grant to Mr. Freeland of restricted stock units valued at $500,000 (based on the closing price of Mosaic’s common stock on the New York Stock Exchange on November 1, 2023, the date of grant) which will vest on the third anniversary of the grant date.
Also effective November 1, 2023, the Board appointed Walter F. Precourt III to the position of Senior Vice President and Chief Administrative Officer and removed Mr. Precourt from his current position as Senior Vice President - Strategy and Growth. In his new position, Mr. Precourt will have responsibilities for Mosaic's administrative functions including Human Resources, Public Affairs Procurement and Enterprise Business Services.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: October 20, 2023	By:	/s/ Philip E. Bauer
	Name:	Philip E. Bauer
	Title:	Senior Vice President, General Counsel
and Corporate Secretary